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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                           FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         August 9, 1999
                         --------------
                         Date of Report
               (Date of Earliest Event Reported)

                      VIS VIVA CORPORATION
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     (Exact Name of Registrant as Specified in its Charter)

       Nevada                       0-28002                  87-0363656
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(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                 124 South 600 East, Suite 100
                   Salt Lake City, Utah 84102
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              (Address of Principal Executive Offices)

                         (801) 359-0833
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                 Registrant's Telephone Number


                              N/A
                              ---
        (Former Name and Address of Principal Executive Offices)

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Item 1.   Changes in Control of Registrant.

          On August 9, 1999, Vis Viva Corporation, a Nevada corporation (the "Company") entered into a Memorandum of Intent with WideBand Corporation, a Missouri corporation ("WideBand"), whereby the Company agreed to issue 12,801,819 "unregistered" and "restricted" shares of its common stock to the existing stockholders of WideBand in exchange for all of the issued and outstanding shares of WideBand's common stock. Following the completion of the transaction, the former WideBand stockholders will own approximately 98% of the Company's issued and outstanding common stock.

          As a condition precedent to the proposed reorganization, the Company agreed to reverse split its issued and outstanding shares of common stock in the ratio of one share for seven, with all fractional shares rounded up to the next highest whole share. The 12,801,819 shares referenced above take into account this reverse split.

          The Memorandum of Intent also provides for all outstanding options to acquire shares of Vis Viva to be exercised prior to the closing of the reorganization; at the closing, there will be outstanding options to acquire 100,000 additional shares of WideBand at $5.00 per share, which shall survive the closing. In addition, (i) the Company's current directors and executive officers will resign and be replaced by individuals to be designated by WideBand; (ii) the Company will amend its Articles of Incorporation to change its name to "WideBand Corporation;" (iii) the parties will file Articles of Merger with the States of Nevada and Missouri, providing for the merger of WideBand into the Company, with the separate corporate existence of WideBand to cease; and (iv) the Company will use its best efforts to become listed on the NASDAQ Small-Cap Market as soon as possible after the closing. In addition, the Company will call a meeting of its stockholders to approve the merger and the name change, and will prepare and file with the Securities and Exchange Commission an Information Statement on Schedule 14C in this regard.

          The parties also agreed to enter into a definitive Plan and Agreement of Merger on or before August 30, 1999, with such Plan to close in September, 1999, subject to such extensions as the parties may agree.

          On August 9, 1999, the parties issued a press release disclosing the execution of the Memorandum of Intent.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          None; not applicable.

Item 6.   Resignations of Registrant's Directors.

          As part of the Plan, the Company's current directors and executive officers will resign and be replaced by such persons as WideBand shall designate. See Item 1, above.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a)   Financial Statements

          None; not applicable.

          (b)   Exhibits

         10       Memorandum of Intent dated August 9, 1999*


         * Incorporated herein by reference.

Item 8.   Change in Fiscal Year.

          None; not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

          None; not applicable.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VIS VIVA CORPORATION

Date: 8/23/99                 By: /s/ John Michael Coombs
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                                 John Michael Coombs
                                 President and Director